UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: April 9, 2015

(Date of earliest event reported)

EveryWare Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35437	45-3414553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

519 North Pierce Avenue, Lancaster, Ohio	43130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 687-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported on Form 8-K filed on April 8, 2015 by EveryWare Global, Inc. (the “Company”), the Company and its domestic subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”). The Company concurrently filed a motion with the Court seeking approval of a debtor-in-possession loan facility (the “DIP Term Facility”) and to amend and ratify the Company’s Second Amended and Restated Loan and Security Agreement dated May 21, 2013 (the “ABL Agreement,” and the related facility, the “ABL Facility”) such that it becomes a debtor-in-possession ABL facility (the “DIP ABL Facility”).

On, April 9, 2015, the Court entered an interim order (the “Interim Order”) authorizing the Debtors to enter into the DIP Term Facility and the DIP ABL Facility. Pursuant to the Interim Order, certain of the Debtors and the other parties thereto entered into a Debtor-in-Possession Term Loan Agreement (the “DIP Term Loan Agreement”) and a Ratification and Amendment Agreement (the “Ratification and Amendment Agreement”), both of which became effective on April 9, 2015. The Interim Order allows the Debtors to immediately access the DIP Term Facility and the DIP ABL Facility; however, both facilities remain subject to entry of a final order by the Court.

The DIP Term Facility

The DIP Term Facility is comprised of a term loan in an aggregate principal amount of up to $40.0 million (the “DIP Term Loan”). Amounts paid or prepaid under the DIP Term Loan cannot be reborrowed. Certain of the Company’s existing term loan lenders are the lenders under the DIP Term Facility.

All amounts outstanding under the DIP Term Facility bear interest at the Eurodollar Rate (which in no event will be less than 1.00%) plus 9.00% per annum. The term “Eurodollar Rate” has meanings customary and appropriate for DIP financing transactions. During the continuance of an event of default, the outstanding amounts under the DIP Term Facility bear interest at an additional 2.00% per annum above the interest rate otherwise applicable.

Use of Proceeds

The proceeds of the DIP Term Facility can be used in accordance with the terms of a specific budget (based on aggregate funding needs, with flexibility to account for variances with agreed cushions), including, without limitation: (i) to pay (a) all amounts due to lenders under the DIP Term Facility (the “DIP Term Lenders”) and Wilmington Trust, National Association, the administrative agent (the “DIP Term Agent”) under the DIP Term Facility, as provided under the DIP Term Facility and (b) all professional fees and expenses (including legal, financial advisor, appraisal and valuation-related fees and expenses) incurred by DIP Term Lenders and the DIP Term Agent, including those incurred in connection with the preparation, negotiation, documentation and court approval of the DIP Term Facility; (ii) for other general corporate purposes of the Company, including providing working capital; and (iii) to pay administration costs of the Chapter 11 cases or other amounts approved by the Bankruptcy Court.

Priority and Collateral

DIP Term Lenders and the DIP Term Agent, subject to the Carve-Out (as defined below), at all times: (i) are entitled to joint and several super-priority administrative expense claim status in the Chapter 11 cases (“DIP Superpriority Claims”), which DIP Superpriority Claims in respect of the DIP Term Facility and the DIP ABL Facility rank pari passu with each other and superior to all other claims; (ii) subject to certain exceptions, have a first priority lien ranking pari passu with the DIP ABL Facility on all unencumbered assets of the Company; (iii) have a junior lien on all encumbered assets of the Company secured by a first priority lien under the ABL Facility; (iv) have a first priority lien on cash in the Segregated Operating Account (as defined in the DIP Term Facility) and (v) have a first priority priming lien on all assets of the Company encumbered by a first priority lien under the pre-petition Term Facility not otherwise described in clauses (i) through (iv) that were subject to a lien as of the date of the Bankruptcy Filing. The Company’s obligations to the DIP Term Lenders and the liens and superpriority claims are subject in each case to a specific carve out amount (the “Carve-Out”) that accounts for certain administrative, court and legal fees payable in connection with the Bankruptcy Filing, as described in greater detail in the DIP Term Facility.

Affirmative and Negative Covenants

The DIP Term Facility is subject to certain affirmative and negative covenants, including, among others: (i) information reporting by the Company regarding a budget containing the actual and budgeted results for each week, together with a reasonably detailed written explanation of all material variances from the budget; (ii) the Debtors must comply with each Chapter 11 order issued by the Court; (iii) the Debtors must not make or permit to be made any change, amendment or modification, or any application or motion for any change, amendment or modification, to any Chapter 11 order; and (iv) the Debtors must not create or permit to exist any liens or encumbrances on any assets, other than liens securing the DIP Term Facility, liens described elsewhere in the DIP Term Facility and any permitted liens. Additional covenants are described in greater detail in the DIP Term Facility.

Events of Default

The DIP Term Facility contains certain customary events of default, including: (i) conversion of the Chapter 11 cases to a Chapter 7 case; (ii) appointment of a trustee, examiner or receiver in the Chapter 11 cases; (iii) the amendment, supplement, stay, reversal, vacation or other modification of any Chapter 11 order without the written consent of the required DIP Term Lenders; and (iv) the Final Order Entry Date will not have been occurred within 35 days after the Interim Order Entry Date (as such terms are defined in the DIP Term Facility).

Maturity

The DIP Term Facility matures upon the earliest of, among other things, (i) on the 75th day the date on which the Chapter 11 proceedings are commenced; (ii) the earlier of the maturity date or the acceleration of the ABL Facility; (iii) the earlier of the effective date and the date of the substantial consummation of a plan of reorganization in the Chapter 11 proceedings; (iv) the date the Court orders the conversion of the Bankruptcy Filing to a Chapter 7 liquidation; (v) the acceleration of the loans or termination of the commitments under the DIP Term Facility, including, without limitation, as a result of the occurrence of an Event of Default; (vi) the date that is 30 days after the date the Court enters an interim order if it has not entered a final order by such date; and (vii) other customary maturity events.

A copy of the DIP Term Loan Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the DIP Term Facility is qualified in its entirety by reference to the DIP Term Loan Agreement.

The DIP ABL Facility

The ABL Agreement and the related ABL Facility is amended and restated pursuant to the Ratification and Amendment Agreement such that it became the DIP ABL Facility that allows new loans to made, on a rolling basis, to ensure the Company continues to have access to the ABL Facility during the Chapter 11 proceedings.

The DIP ABL Facility consists of a senior secured revolving credit and letter of credit facility of up to $60.0 million, with a sublimit for letters of credit of $12.5 million. The terms of the DIP ABL Facility are generally consistent with the terms of the ABL Facility, except that the Company has reduced flexibility to make discretionary investments, distributions, asset sales and incur additional debt outside the ordinary course of business.

At the election of the Debtors, borrowings under the DIP ABL Facility bear interest at either (i) LIBO Rate plus 3.00% or (ii) the Base Rate (which means for any day, a rate per annum equal to the greater of: (a) the Prime Rate in effect on such day; (b) the one month LIBO Rate; and (c) Federal Funds Rate in effect on such day plus 0.50%) plus 2.00%.

Affirmative and Negative Covenants

The DIP ABL Facility includes customary terms, conditions and covenants of debtor-in-possession credit facilities, including: (i) a covenant requiring the delivery by the Company of weekly budgets containing the actual and budgeted results for each week, together with a reasonably detailed explanation of all material variances from the budget, and material compliance with with the terms of such budget, to be tested on a cumulative basis, subject to certain agreed amounts of variance; (ii) a financial covenant restricting the Company from becoming legally obligated to make any capital expenditure, except for capital expenditures not exceeding an aggregate of $2.3 million or as otherwise provided for in the budget; and (iii) providing evidence to the administrative agent for the DIP ABL Facility (the “DIP ABL Agent”) that the Company has access to the proceeds of the DIP Term Facility to fund expenses and disbursements set forth in the budget and otherwise fund the Company’s working capital needs. The DIP ABL Facility does not include the financial covenant in the ABL Facility requiring the Company to maintain a certain fixed charge coverage ratio.

Maturity

The DIP ABL Facility matures on the earliest of: (i) July 31, 2015; (ii) the date that is 30 days after the entry of the interim financing order if the final financing order has not been entered (or such later date as may be consented to by the DIP ABL Agent); (iii) the effective date of a plan of reorganization in the Chapter 11 proceedings, provided that relative to the treatment of the liens and claims of the DIP ABL Facility and the ABL Facility, such plan and the order confirming such plan are acceptable to the DIP ABL Agent; (iv) the acceleration of the loans or termination of the commitments under the DIP ABL Facility or the DIP Term Facility; and (v) other customary maturity events.

A copy of the Ratification and Amendment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the DIP ABL Facility is qualified in its entirety by reference to the Ratification and Amendment Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 above are incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Ratification and Amendment Agreement by and among certain of the Debtors and the other parties thereto, dated April 9, 2015.

99.1	DIP Term Loan Agreement by and among certain of the Debtors and the other parties thereto, dated April 9, 2015.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. When used in this document, the words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “predict,” “will,” “would,” “could,” “should,” “target” and similar expressions are forward-looking statements. All statements contained in this Current Report that are not statements of historical fact and other estimates, projections, future trends and the outcome of events that have not yet occurred referenced in this Form 8-K should be considered forward-looking statements. Although the Company believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Additionally, various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including, but not limited to, such risks relating to (i) the conclusion by our auditor that there is substantial doubt about our ability to continue as a going concern; (ii) risks and uncertainties associated with the bankruptcy proceedings, including our ability to consummate the transactions contemplated by the restructuring support agreement entered into among us, certain of the lenders under our term loan and certain of our equity holders within the time frame contemplated therein; (iii) whether the proposed debtor in possession financing will receive final approval from the bankruptcy court on the terms contemplated and whether such funds will provide sufficient liquidity during the pendency of the Chapter 11 proceedings; (iv) the limited recovery for holders of our common stock resulting from the Chapter 11 proceedings; (v) increased costs related to the Chapter 11 proceedings; (vi) loss of customer orders, disruption in our supply chain and loss of the ability to maintain vendor relationships; (vii) general economic or business conditions affecting the markets we serve; (viii) our ability to attract and retain key managers; (ix) risks associated with conducting business in foreign countries and currencies; (x) increased competition in our markets; (xi) the impact of changes in governmental regulations on our customers or on our business; (xii) the loss of business from a major customer; (xiii) our ability to obtain future financing due to changes in the lending markets or our financial position; and other risks disclosed in the Company’s most recent Annual Report on Form 10-K, and quarterly and current reports on Form 10-Q and 8-K filed with the U.S. Securities and Exchange Commission. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EveryWare Global, Inc.

Date: April 13, 2015	By:	/s/ Erika J. Schoenberger
	Name:	Erika J. Schoenberger
	Title:	General Counsel